Exhibit 99.1

            Quotesmith.com Reports Third-Quarter Financial Results

     -- Revenues surge 94 percent to $4.7 million
     -- Net loss declines to $248,000 vs. loss of $319,000 in Q3 2003
     -- $13 million stock sale to Zions Bancorporation completed in August

    DARIEN, Ill., Oct. 27 /PRNewswire-FirstCall/ -- Quotesmith.com, Inc., (Nasdaq: QUOT), the only place on earth where you can get instant insurance quotes from over 200 leading companies and have the freedom to buy from the company of your choice, today announced financial results for the third quarter ended September 30, 2004.

    Financial Results
    Quotesmith.com reported revenues of $4.7 million in the third quarter of 2004, an increase of 94 percent over revenues of $2.4 million for the same quarter of last year, with most of the increase coming from the recent Life Quotes asset acquisition. The net loss for the quarter was $248,000 or $.04 per share, compared to a loss of $319,000, or $.06 per share, in the third
quarter of 2003.   Financial results for the third quarter include three
months' worth of revenues and expenses from the May 2004 asset acquisition of Life Quotes, Inc.
    "Quotesmith.com delivered a solid quarter of business model improvements," remarked Robert Bland, chairman and CEO. "However, our revenue environment remains challenging due to the fact that term life prices are now at all-time lows, which causes downward pressure on our commission revenues. We made excellent sequential progress compared to the second quarter of this year when we lost $838,000 on revenues of $4.3 million. Our recent Life Quotes acquisition has opened up our offerings up to a larger pool of potential telephone buyers of insurance in addition to our online buyers. We are rigorously focused on our goal of achieving better gross margin results going forward and we are confident that the fundamentals of our business model will continue to strengthen into the fourth quarter and throughout 2005."
    Phil Perillo, chief financial officer, remarked, "Despite the soft term life market, customer acquisition proved to be a bright spot in the third quarter as total marketing expenses decreased to 39 percent of total revenue, compared to 44 percent in the third quarter of 2003. Our financial results were helped by the fact that our operations, general and administrative expenses are now spread over a larger revenue base. Our $13 million stock sale to Zions Bancorporation in August has allowed us to repay our short term debt and restore our balance sheet to debt-free status."
    Cash and investments at September 30, 2004 amounted to $8.6 million, or $1.17 per share, vs. $15.2 million, or $3.07 per share at year-end 2003, as the Company used almost $6 million of its cash in connection with the Life Quotes acquisition.
    Depreciation and amortization charges for Q3 were $379,000 and are expected to total $1.4 million for the full year 2004.
    Stockholders' equity amounted to $27.8 million on September 30, 2004 as compared to $16.8 million on December 31, 2003.

    About Quotesmith.com
    Originally founded in 1984 as Quotesmith Corporation, Quotesmith.com owns and operates a comprehensive online consumer insurance information service at http://www.insure.com . Visitors to the Company's Web sites are able to obtain free instant quotes from more than 200 leading insurers, achieve maximum savings and have the freedom to buy from any company shown.
Insure.com also plays home to over 3,000 originally authored articles on various insurance topics and also provides consumer insurance decision-making tools that are not available from any other single source. Quotesmith.com generates commission and fee revenues that are paid by participating insurance companies. We also receive bonus commissions from some insurance companies that are based on the volume of business produced by the Company. Shares of Quotesmith.com trade on the Nasdaq SmallCap Market under the symbol "QUOT."

    Cautions about Forward-Looking Statements
    This announcement may contain forward-looking statements that involve risks, assumptions and uncertainties pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. This announcement also contains forward-looking statements about events and circumstances that have not yet occurred and may not occur. These forward-looking statements are inherently difficult to predict. Expressions of future goals and similar expressions including, without limitation, "intend," "may," "plans," "will," "believe," "should," "could," "hope," "expects," "expected," "does not currently expect," "anticipates," "predicts," "potential" and "forecast," reflecting something other than historical fact, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Investors should be aware that actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Reported Web site activity and/or quotes are not necessarily indicative of any present or future revenue. The Company will not necessarily update the information in this press release if any forward-looking statement later turns out to be inaccurate. Potential risks and uncertainties include, among others, concentration of common stock holdings, integration and management of the Life Quotes operation, declines in the life insurance industry, unpredictability of future revenues, potential fluctuations in quarterly operating results, competition, the evolving nature of its business model, risks associated with capacity constraints and the management of growth as well as the risks associated with the results of investigations of insurance company practices and potential terrorism threats. More information about potential factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 which is on file with the United States Securities and Exchange Commission. Quotesmith.com and insure.com are service marks of Quotesmith.com, Inc. All other names are trademarks of their respective owners. Copyright 2004. All rights reserved. Quotesmith.com, Inc.


                             QUOTESMITH.COM, INC.
                           STATEMENT OF OPERATIONS
                    (In thousands, except per share data)
                                 (Unaudited)

                               Quarter Ended          Nine Months Ended
                                September 30,            September 30,
                             2004         2003         2004         2003

    Revenues:
      Commissions and fees  $4,713       $2,427      $11,455      $ 7,496
      Other                      -            3            6           16
    Total revenues           4,713        2,430       11,461        7,512

    Expenses:
      Selling & marketing    1,848        1,076        5,208        3,735
      Operations             1,989          753        4,766        2,365
      General &
       administrative          736          758        2,286        2,026
      Depreciation & amort.    379          253          946          800
    Total expenses           4,952        2,840       13,206        8,926
    Operating loss            (239)        (410)      (1,745)      (1,414)


    Investment income (net)     (9)          91           39          374

    Net loss                 $(248)       $(319)     $(1,706)     $(1,040)

    Net loss per common
     share, basic and
     diluted                $(0.04)      $(0.06)      $(0.32)      $(0.21)

    Weighted average common
     shares and equivalents
     outstanding, basic and
     diluted                 6,141        4,913        5,356        4,911




                         SELECTED BALANCE SHEET DATA
                                (In thousands)

                                                  September 30,   December 31,
                                                       2004           2003

    Cash and equivalents                              $1,072           $677
    Investments                                        7,529         14,550
    Commissions receivable                             2,903          1,062
    Land and building, net                             5,451             --
    Intangibles and goodwill                          11,118             --
    Other assets                                         917          1,237
    Total assets                                     $28,990        $17,526

    Total current liabilities                         $1,193           $760
    Total stockholders' equity                        27,797         16,766
    Total liabilities & stockholders' equity         $28,990        $17,526

SOURCE  Quotesmith.com, Inc.
    -0-                             10/27/2004
    /CONTACT: Phillip A. Perillo, Chief Financial Officer of Quotesmith.com, Inc., +1-630-515-0170, ext. 295, phil@insure.com /
    /Web site:  http://www.quotesmith.com
                http://www.insure.com /
    (QUOT)

CO:  Quotesmith.com, Inc.
ST:  Illinois
IN:  FIN CPR ITE MLM INS
SU:  ERN